UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

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SPARK NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Spark Networks Reschedules Stockholder Meeting

to Allow Additional Time for Discussions with Certain Stockholders

LOS ANGELES – June 16, 2014 – Spark Networks, Inc. (NYSE MKT: LOV) (the “Company” or “Spark”), a leader in creating niche-focused brands that build and strengthen the communities they serve, today announced that the Company’s Board of Directors (the “Board”) has rescheduled the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 27, 2014 at 2:00 P.M. Pacific Daylight Time at 333 South Grand Ave., Los Angeles, CA 90071. The record date for the Annual Meeting has not changed. The Annual Meeting was originally scheduled to be held at 9:00 A.M. Pacific Daylight Time on Wednesday, June 18, 2014. The Board postponed the Annual Meeting to allow additional time for discussions with certain of the Company’s stockholders.

Safe Harbor Statement

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands; continue to depend upon the telecommunications infrastructure and our networking hardware and software infrastructure; estimate on-going general and administrative costs, and obtain financing on acceptable terms. For a discussion of these and further risks and uncertainties, please see our filings with the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer Web sites includes, among others, JDate®.com (www.jdate.com), ChristianMingle®.com (www.christianmingle.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), and SilverSingles®.com (www.silversingles.com).

Additional Information and Where to Find It

Spark, its directors and certain of its executive officers and employees are considered to be participants in the solicitation of proxies from stockholders in connection with the matters to be presented at Spark’s 2014 Annual Meeting. On April 30, 2014, Spark filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from its stockholders and has mailed its proxy statement to stockholders along with a WHITE PROXY CARD. SPARK NETWORKS, INC. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement filed by the Company with the SEC in connection with the Company’s 2014 Annual Meeting. Stockholders may obtain the definitive proxy statement and any other documents filed by the Company with the SEC in connection with the 2014 Annual Meeting free of charge at the SEC’s website at www.sec.gov, at the Company’s website at www.spark.net, or by writing to Spark Networks, Inc. at 11150 Santa Monica Blvd., Suite 600, Los Angeles, CA 90025, or by contacting Georgeson Inc. at 888-293-6812 or sparknetworks@georgeson.com.

Contact:

The Abernathy MacGregor Group

Tom Johnson, 212-371-5999

Ian Campbell or Amy Feng, 213-630-6550

Georgeson Inc.

Bill Fiske, 201-222-4250

Steven Pantina, 201-222-4229